                                 Exhibit 23.1

                      Consent of Independent Accountants
                      ----------------------------------

We consent to the incorporation by reference in the Prospectus Supplement of First Horizon Assets Securities Inc. relating to First Horizon Mortgage Pass-Through Trust 2001-6, of our report dated January 24, 2001 on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, which appears as an exhibit in Financial Security Assurance Holdings Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus Supplement.



                                        By:  /s/ PricewaterhouseCoopers LLP
                                           -----------------------------------
                                           PricewaterhouseCoopers LLP

New York, New York
August 24, 2001